Exhibit 31.3

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, Scott F. Kavanaugh, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of First Foundation Inc. for the fiscal year ended December 31, 2014;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 3, 2015

/S/ SCOTT F. KAVANAUGH
Scott F. Kavanaugh
Chief Executive Officer